Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Astrotech Corporation
Austin, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this
Registration Statement of our report dated September 18, 2017, relating to the consolidated financial statements of Astrotech Corporation appearing in the Company’s Annual Report on Form 10-K for the
year ended June 30, 2017.

/s/ BDO USA, LLP
Austin, Texas

January 19, 2018